JOINT EXPLORATION AGREEMENT

This Joint Exploration Agreement ("Agreement") is entered into this 26th day of June, 2006, by and between. Westside Energy Corporation, 4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027-3431 hereinafter referred to as "Westside" and Forest Oil Corporation, located at 707 17th Street, Suite 3600, Denver, Colorado 80202, hereinafter referred to as "Forest". "Westside" and "Forest" are collectively referred to herein as the "Parties" and sometimes individually referred to as a "Party."

RECITALS

WHEREAS, Westside owns Oil and Gas and Mineral leases on approximately 8568 gross and 6,798.48 net mineral acres in Hill County, Texas, ownership in 3-D Seismic Data, pipelines, rights-of-way and certain surface rights necessary in the operations contemplated herein which are listed on Exhibit "A" to this Agreement, identified as Westside Energy Corporation Leases and which also lie within the boundaries of the area identified on Exhibit "B" as the "Contract Area", and

WHEREAS, Forest owns Oil and Gas and Mineral leases on approximately 8569 gross and 6899 net mineral acres in Hill County, Texas which are also listed on Exhibit "A" to this Agreement, identified as Forest Oil Corporation Leases and which also lie within the boundaries of the geographical area identified on Exhibit "B" as the "Contract Area", and

WHEREAS, The Parties anticipate that additional oil and gas leases, options to acquire oil and gas leases, mineral and royalty interests, farmins or other interests in oil and gas may be obtained in the future by the Parties within the AMI, as hereafter defined, and

WHEREAS, Westside and Forest desire to cross-assign their undivided interests located within the Contract Area and desire to participate together, and with others, if any, in the exploration and development of the Contract Area subject to the terms and conditions set forth herein, and

WHEREAS, each Party hereby represents, but does not warrant, that it owns, or has the right to own the Existing Leases and other interests, as defined below and that they have the full power and authority to assign an undivided interest in and to the Existing Leases they have identified on Exhibit "A", along with other interests owned within the Contract Area, and that each Party will, upon request, provide the other Party with copies of all documentation that they have in their possession or control pertaining to the Existing Leases and other interests owned within the Contract Area.

NOW THEREFORE, In consideration of the mutual agreements contained in this Agreement Westside and Forest hereby agree and acknowledge that:

Article I Definitions
1.1 For all purposes of this Agreement, the following terms shall have the following meanings, unless the context otherwise states:

"Contract Area" shall mean the geographical area designated on "Exhibit "B" "Effective Date" shall mean June 26, 2006
"Existing Leases" shall mean collectively the Forest Existing Leases an.d the Westside Existing Leases.

"Forest Existing Leases" shall mean the Oil, Gas and Mineral Leases so designated on Exhibit "A" attached hereto and incorporated herein by reference for all purposes.

"Good and Defensible Title" shall mean title which is reviewed and confirmed by experienced Land and Legal professionals to be such ownership of the leases as is represented on Exhibit "A", using title abstracts or county title records and that which is acceptable to a prudent operator in the Fort Worth Basin for acquiring oil and gas leases

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"JOA" shall mean, as applicable, the modified AAPL Form 610-1989 Model Form Joint Operating Agreement, attached hereto as Exhibit "E", one of which will be executed by the Parties covering all operations on the Westside Existing Leases and naming Westside as operator and another of which will be executed by the Parties covering all operations on the Forest Existing Leases and naming Forest as operator.

"Notifying Party" shall mean either Party to this Agreement who notifies the other Party of a title defect in a portion of their leasehold which they contribute to the Contract Area.

"Over Expended Party" shall. Mean the Party to this Agreement who will receive cash consideration in order to equalize expenditures of the Parties under Article VII of this Agreement.

"Westside Existing Leases" shall mean the Oil, Gas and Mineral Leases so designated on Exhibit "A" attached hereto and incorporated herein by reference for all purposes.

"Under Expended Party" shall mean the Party to this Agreement who will be required to add cash consideration in order to equalize expenditures of the Parties under the Article VII of this Agreement.

"Undivided Percentage Interest" shall mean the undivided percentage of ownership of interests of each Party in the "Contract Area". The Undivided Percentage Interest to be owned by Forest is fifty percent (50%) and by Westside is fifty percent (50%).

Article II
Effective Pate
2.1 The effective date of the transaction contemplated herein shall be June 26, 2006

(hereinafter referred to as the "Effective Date").

Article III
Term of Agreement
3.1 This Agreement shall remain. in force and effect for a term of three (3) years from the
Effective Date and shall terminate and shall no longer be in force and affect after June 26, 2009.

Article IV

Review of Title to Leasehold
4.1 Within one hundred eighty (180) days following Closing (the "Defect Notice Date") each Party, at its sole cost and expense, will have the right to conduct a title examination of the other Party's leases. If, after completion of its title examination, Forest or Westside identifies title defects -fas-applicable, the "Notifying Party") that result in either Party not having Good and Defensible Title to a lease(s), it shall provide written notice to the Party owning the lease(s) (the "Notified Party") identifying such defects in reasonable detail (the "Defect Notice"), whereupon the Notified Party shall have sixty (60) days within which to satisfy such title defects to the reasonable satisfaction of the Notifying Party.

4.2 In the event that the Notified Party fails to cure any such title defects identified within sixty (60) days after the Defect Notice Date then such defective interests shall be removed from this transaction and the Notified Party shall, within fifteen business days thereafter either (i) reimburse the Notifying Party an amount equal to the defective net acres times the Notifying Party's Undivided Percentage Interest times $550 per acre or (ii) contribute additional leasehold acreage within the Contract Area as a replacement for the defective acreage at the Notified Party's sole expense and assign to the Notifying Party its Undivided Percentage Interest in such additional acreage in accordance with Section 5.1.
4.3 In the event that the Notified Party's defective interests exceed 1000 net acres and the Notified Party has not cured such defects, replaced the defective acreage or reimbursed the Notifying Party as provided in Section 4.2 within sixty (60) days after the Defect Notice Date, then the Notifying Party shall have the right to receive a reassignment of a portion of the

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undivided leasehold interest in the acreage Notifying Party contributed hereunder equal to the same number of net acres affected by the defective interests and said reassigned net acres shall be withdrawn from the Contract Area and shall no longer be subject to this Agreement. If the Notifying Party elects to receive such reassignment of net acres there shall be no adjustment with respect to the number of acres included in such reassignment as provided in section 4.2, above.

4.4 If the defective interests do not exceed 1000 net acres and if the Notified Party is able to cure some or all of the title defects within ninety (90) days after the Defect Notice Date, to the Notifying Party's satisfaction, then the Notifying Party shall pay to the Notified Party an amount equal to the actual net acres attributable to the cured title defects times the Notified Party's Undivided Percentage Interest times $550 per acre.

Article V

Consideration and Form of Assignment
5.1The Parties agree to cross assign and exchange their interests in the Contract Area as follows:

a. Westside shall execute and deliver to Forest an Assignment of an undivided fifty percent (50%) of Westside's interest in and to the Westside Existing Leases, such leases bearing a net revenue interest of not less than 80% (the "Westside Cross-Assignment"). Said partial assignment shall be made subject to this Agreement, the JOA, as hereinafter defined, and to the terms of the Westside Existing Leases, and shall be made without warranty of title, except as to the acts by, through, or under Westside, but not otherwise and shall be made free and clear of any liens, mortgages or any other encumbrances. The Assignment shall be made in the form attached hereto as Exhibit "C", and made a part hereof.

b. Forest shall execute and deliver to Westside an Assignment of an undivided fifty percent (50%) of Forest's interest in and to the Forest Existing Leases, such leases bearing a net revenue interest of not less than 80% (the "Forest Cross-Assignment"). Said partial assignment shall be made subject to this Agreement, the JOA, as hereinafter defined, and to the terms of the Forest Existing Leases, and shall be made without warranty of title, except as to the acts by, through, or under Forest, but not otherwise and shall be made free and clear of any liens, mortgages or any other encumbrances. The Assignment shall be made in the form attached hereto as Exhibit "C", and made a part hereof.

c. Westside shall also execute an Assignment and Bill of Sale conveying to Forest fifty percent (50%) of Westside's interest in the Pipelines and other facilities, Rights-of Way, 3-D Seismic and other assets owned by Westside within the Contract Area.

Article VI

Closing
6.1 The consummation of this transaction contemplated by this Agreement shall take place in rFfesis office at 2:00PM Central Standard Time on July 17, 2006, or such other place to which the Parties may agree in writing.

6.2At closing the following shall occur:

(i) Subject to the Over Expended Party's election pursuant to Section 7.2, below, the Under Expended Party shall deliver to the Over Expended Party the remaining funds necessary in order to equalize costs under the provisions of Article VII. Said funds will be paid by the Under Expended Party by wire transfer.

(ii) Westside shall execute, acknowledge and deliver to Forest the Westside Cross-Assignment.

(iii)Forest shall execute, acknowledge and deliver to Westside the Forest

Cross-Assignment.

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Article VII

Cost Equalization and Future Spending
7.1 A summary of costs incurred by Westside and Forest for leasehold acquisition, title and brokerage expense, pipelines and other facilities, rights-of-way, surface and water rights, geophysical data and surface damages and all other related costs through the Effective date within the Contract Area are itemized on Exhibits "D" respectively, attached hereto and made a part hereof. Sufficient support shall be provided by each Party in order to confirm such expenditures. The combined total of costs incurred by both Parties shall be defined as "Total Sunk Costs".

7.2 If the costs incurred by the Parties, as shown on Exhibits "D" are not equal, then there shall be an equalization of such costs by the Under Expended Party either by cash payment, or by disproportionate sharing of future expenditures (at the Over Expended Party's election) so that each Party shall have paid fifty percent (50%) of the Total Sunk Costs within the Contract Area.

Article VIII

Area of Mutual Interest
8.1 The Parties shall form an area of mutual interest within the Contract Area covering the lands lying within the heavy dark line and identified as the "Contract Area" on the attached Exhibit "B" (the "AMI"). If any portion of a leasehold interest lies within the Contract Area then all of said leasehold interest shall be deemed to be within the AMI (the "AMI Leases") for the purposes of this provision. If a Party, or a successor or assign of a Party ("Acquirer") acquires or enters into an agreement to acquire, by purchase, farmout or otherwise, an interest in an oil and gas lease, or the production therefrom, within the AMI, then within thirty (30) days Acquirer shall give written notice to the other Party(s) ("Non-Acquiring Party") of such acquisition. This notice shall include the actual cost and all other material information pertaining thereto, including without limitation copies of all instruments of conveyance, legal description of the interest acquired, copies of leases, memorandums of lease, lease options, agreements, drafts, checks, lease purchase reports and lease title documents associated with the acquisition by the Acquirer. The Non-Acquiring Party shall have a period of 30 days after receipt of this notice within which to elect whether to purchase its proportionate working interest share of the acquired interest. The Non-Acquiring Party shall make its election in writing to the Acquirer and shall pay its proportionate share of acquisition costs upon the delivery of an appropriate assignment of interest by the Acquirer. If a Non-Acquiring Party fails to notify the Acquirer of its election within said 30 days then it shall be deemed to have elected not to acquire said interest.
Article IX
Operations and the Joint Operating Agreement
9.1 The Parties agree that all operations on the Westside Existing Leases will be conducted under the-teams and conditions of the JOA naming Westside as operator. The JOA will be executed by both Parties on, or before Closing and shall be for a term as provided therein. Prior to spudding the first well to be drilled on the Forest Existing Leases, the Parties will execute a second JOA substantially identical in form to the Westside JOA naming Forest as operator for all operations on the Forest Existing Leases.
9.2 The Parties hereby agree that the number of wells to be drilled through the 2006 calendar year shall not exceed four (4) wells and shall not exceed twelve (12) wells in the 2007 calendar year. It shall also provide that the Non-Consent Provision for the first five (5) wells drilled under the terms of this Agreement shall be a relinquishment of all rights in the wellbore and leases in a contiguous 320 acre rectangle centered over the horizontal projection of the perforated interval of said well. The JOA shall also provide for an industry standard consent to assign provision. In the event of a conflict or inconsistency between the provisions of this Agreement and the provisions of the applicable joint operating agreement, the provisions of this Agreement shall prevail.

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Article X

Initial Test Well
10.1 Westside and Forest shall, on or before August 1, 2006 commence the drilling of a horizontal exploratory well (the "Initial Exploratory Well"), at a mutually agreeable location within the boundaries of the "Contract Area". Said Initial Exploratory Well shall be designed to reach a measured depth of 10,678' and True Vertical Depth of 8,500' with a minimum 2000' lateral section. The Parties agree to use commercially reasonable efforts to drill the Initial Exploratory Well to a depth adequate, in Forest's reasonable opinion, to test the Barnett Shale section identified between the stratigraphic equivalent depths of 8,630' and 8,876' as seen on the Induction Electric Log in Mobil Oil Corporation's A.A. Kaddatz #1 Well, (J. E. Ross Survey A-750, Hill County, Texas), or such other lateral depths as agreed upon between Westside and Forest (the "Objective Depth").

10.2 Said Initial Exploratory Well shall be drilled by Westside, as operator, using a mutually acceptable drilling rig. The entire cost, risk and expense of permitting, drilling and completing the Initial Exploratory Well to the Objective Depth is estimated to be approximately $3,039.996.00 as reflected on the well cost estimate attached hereto as Exhibit "F". All well costs associated with the Initial Exploratory Well shall be borne by the Parties on the basis of their working interest ownership in the Contract Area as set forth herein and pursuant to the terms and conditions of the JOA.

10.4 In the event Westside drills the Initial Exploratory Well and said well fails to reach Objective Depth due to mechanical difficulty, or such well encounters rock salt, heaving shale, excessive water flow, excessive pressure, igneous or other impenetrable formations or conditions which would render drilling impracticable, or if such Well is completed as a dry hole and properly plugged and abandoned, then Westside shall have the option for one-hundred and twenty (120) days from rig release of the Initial Exploratory Well to drill a substitute well to Objective Depth within the Contract Area (the "Substitute Well") and Forest agrees to participate in such Substitute Well for its Undivided Percentage Interest,

Article XI Notices
11.1 All notices between Forest and Westside shall be made in writing to the following addresses unless otherwise agreed upon by the parties:

Forest Oil Corporation 707 1 r Street, Suite 3600 Denver, Colorado 80202 Attn: V. J. Luszcz Tel.: (303) 812-1508 Fax: (303) 812-1464

Westside Energy Corporation
4400-Post Oak Parkway, Suite 2530 Houston, Texas 77027-3431
Attn: Mr. Jimmy D. Wright
Tel.: (713) 979-2660 Extension 201 Fax: (713) 997-2665

11.2 Delivery of such notices as above provided shall be deemed received by and effective as to the Party to whom it is addressed only upon actual receipt, by the Party, or if transmitted by facsimile, the successful completion of such transmission during normal business hours of Sam to 5pm, local time of the receiving Party. No change of notice is binding on any Party until all Parties have received notice containing the changed information.

Article XU

Restrictions on Assignment
12.1 This Agreement shall be binding on the Parties hereto, and their respective heirs, successors and assigns. Upon the written consent of the Parties to this Agreement, which consent shall not be unreasonably withheld, any Party may assign all or a part of its interest

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under this Agreement and the Contract Area to one or more third parties, which assignee(s) shall

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then be subject to this Agreement, the JOA and the terms of the Leases, and shall be deemed to have assumed the assigning Party's obligations pursuant to this Agreement, the JOA, and the ExiSting Leases, or the AMI Leases resulting hereunder, to the extent of the interest so assigned.

Article XM

Relationship of the Parties
13.1 It is understood that this Agreement is not intended to create a partnership or joint venture between Westside and Forest, nor shall the provisions of this Agreement be construed as creating such relationship. For Federal income tax purposes, each of the Parties elects to be excluded from the application of all provisions of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as permitted and authorized by Section 761 of said Code and the regulations promulgated therewith. The liability of the Patties hereunder shall be several, not joint or collective.

Article XIV Amendments
14.1 Any amendments to this document shall be in writing and executed by the Parties having an interest under the terms and provisions of this Agreement.

Article XV

Governing Law and Venue
15.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to conflicts of laws principles thereof, and shall be binding upon and inure to the benefit of the Parties, Operator and their respective heirs, personal representatives, successors, and assigns, and shall supersede all prior oral and written agreements between, the Parties in connection with the subject matter thereof. Venue for all causes of action arising hereunder shall be in Harris County, Texas.

Article XVI Bankruptcy
16.1 If following the granting of relief under the Bankruptcy Code to any Party hereto as Debtor thereunder, this Agreement shall be held to be an executory contract under the Bankruptcy Code, then the non-bankrupt Parties shall be entitled to determination by the debtor or any trustee of the debtor within thirty (30) days from the date an order for relief is ordered under the Bankruptcy Code as to rejection or assumption of this Agreement. In the event of an assumption, such Parties seeking determination shall be entitled to adequate assurances as to the future performance of the debtor's obligation hereunder and the protection of the interest of all Parties. The-debtor shall satisfy its obligations to provide adequate assurances by either advancing payments or depositing the debtor's proportionate share of expenses in escrow.

Article XVII Severability
17.1 In case any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, any other provisions in this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. Such invalid, illegal or unenforceable provisions shall be given effect to the maximum extent then permitted by law.

Article XVIII

Further Assurances
18.1 Westside and Forest represent that to the best of their knowledge there are no lawsuits, demands, actions or other proceedings pending before any court or governmental agency, or

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threatened, which affect the leasehold within the Contract Area nor the transaction contemplated by this. Agreement

18.2 After the execution of this Agreement, the Parties agree to take such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement or any document delivered pursuant hereto.

18.3 This Agreement supersedes any, and all other agreements, either verbal or in writing between the Parties hereto with respect to the subject matter hereof

Article XIX

Pipeline Projects Within the Contract Area
19.1 Both Parties will have the right to participate for its proportionate working interest in any "Dedicated Trunkline Project" developed within the Contract Area. For the purposes of this Agreement, a "Dedicated Trunkline Project" is defined as any pipeline downstream of any flow line or production facility designed to handle the production from an individual well.. The Dedicated Trunkline Project includes all associated compression and processing facilities constructed or acquired by either Party after the Effective Date that are designed to handle production from multiple wells and which are being constructed solely for the purpose of transporting to market oil or gas produced by either Party within the Contract Area.

19.2 Prior to construction of any Dedicated Trunkline Project, a Proposing Party will provide written notice to the other Party of the Dedicated Trunkline Project. Such notice shall include a description of the Dedicated Trunkline Project, the estimated cost of the Dedicated Trunkline Project and the expected economics for the Dedicated Trunkline Project. Within 30 days the Party receiving such written notice, shall elect whether to participate in the Dedicated Trunkline Project. In the event the Party receiving such written notice fails to provide a written response to the proposing Party within such 30 day period, then they shall be deemed to have elected NOT to participate in the Dedicated Trunkline Project. If the Party receiving such written notice elects to participate in the Dedicated Trunkline Project, the Parties will enter into mutually acceptable agreements to govern the ownership, construction and operation of the Dedicated Trunkline Project. If the Party receiving such written notice elects NOT to, or is deemed to have elected to not, participate in the Dedicated Trunkline Project, then their working interest share of any oil or gas transported on such. Dedicated Trunkline Project shall pay a transportation rate which shall be calculated to ensure that the proposing Party recovers its costs for operating the Dedicated Trunkline Project plus a rate of return on its investment consistent with the rate of return that is typically earned in other similar pipeline projects. •

IN WITNESS WHEREOF, this Agreement is dated effective June 26, 2006 at 7:00 A.M., Central Standard Time and is specifically conditioned upon and made subject to the complete and final execution of the Purchase and Sale Agreement.

J. C. Ridens
Senior Vice President, Southern Business Unit

WESTSIDE ENERGY CORPORATION

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Exhibit "A"

Attached to that certain Joint Exploration Agreement dated June 26, 2006 between Forest Oil Corporation and Westside Energy Corporation.

Westside Energy Corporation Leases
Lessor	Lessee	Cross Acres	Pict Acres	sues	DATED 2/25/2005
Amos, Rita	Westande Energy Corp. .	7.11	'7.11	3-2yr
Bell, Alice, etal	Westside Energy Corp.	181.32	141.00	Syr	8/6/2004
Ball, Ronde!! ,	Wcatddc Energy Corp.	3.00	1.50	Syr	8/6/2004
Bayless	Wcstsidc Energy Corp.	40.20	40.20	3.2yr	10/11/2004
Bearden 14	Westside Energy Corp.	100.00	100.00	Syr	2/6/2004
Reardon, 14 & Robert	Westside Energy Corp.	121.92	121.92	Syr	8/6/2004
Bearden, H, coil	westside Energy Corp.	97.26	97.26	Syr	8/6/2004
Bowman, 13, etux	Westside Energy Corp.	395.00	395.00	3.2yr	8/18/2004
Brent, Cindy	Westside Energy Corp.	7.11	7.11	3-2yr	3/1/2005
Bridges, Helen	Westside Energy Corp.	33.00	33.00	3-2yr	8/18/2004
Brown, Lucretia, del	Westside Energy Corp.	30.37	.30.37	5-5yr	5/18/2004
Cockerharn, Herman	Westside Energy Corp.	82.31 437.86	82.31 437.86	3 year 3 yr	8/24/2005 7/12/2006
Cuokerham, Herman end Patsy
Cockerham, K.G.	Westsidc Energy Corp.	160.00	80.00	3 year	9/2/2005
Cottingarne, Florence	Westside Energy Corp.	290,17	290.17	5-5yr	.2/2.3/2004
Crawford. Bobby	Westside Energy Corp.	50.32	50.32	3.2yr	2/25,2005
Ellison, Charlie Mack	Westside Energy Corp.	161.08	80.54	5 yr	6/10/2003
Ellison. Charlie Mack	Westside Energy Corp.	122.00	40.66	5 yr	6/10/2093
Ellison. JoeParks '	Westside Energy Corp.	161.08	80.54	5 yr	6/10/2003
Ellison• Joe Parks	Westside Energy Corp.	122.00	40.66	5 yr '	6/10/2003
Erickson, J. Bernard,	. Westside Energy Corp.	1,532.06	1,302,00	5-5yr	3/1612004
Gelign, P T, Est	Westside Energy Corp•	127.61	127.61	5-5yr	7/12/2004
Gray, R 13, Est	Westside Energy Corp.	138.94	138.94	3.2yr	8/12/2004
Green, Jim	Westside Energy Corp.	648.11 '	534.86	3.3	3/122004
Harris, Stephanie	Westside Energy Corp.	5.00	5.00	3-2yr	8/18/2004
Hill, James R.	Wesulde Energy Corp.	247.06	30,88	5 yr	5/1/2006
Hill, James R. (for Marcia Hill)	Westside Energy Corp.	247.06	30.88	5 yr	, 5/1/2006
Haler, Cathy	Westside Energy Corp.	7.11	7.11	3-2yr	2/25/2005
Johnson, Bryan	Westside Energy Corp,	5331	5331	5-5yr	3/62004
Johnson, lemma	Westside Energy Corp,	98.11	98.11	5-5yr	313112004
Johnston, Marty	Westside Energy Corp.	40,83 -r-	40.83	3-2yr	2/23/2005
Key, Michael, ctux	Westside Energy Carp.	41.53	41.53	Syr	6292004
Knott, W	Westside Energy Corp.	45.00	45.00	3.2yr	8/18/2004
Langford. Edward	Westside Energy Corp.	108.66	108.66	5-5	3/252004
Miller, Jana K. (Kubitzu)	westside Energy Corp,	50.13	50.13	3	10/15/2004
Paryin, Judy (sulivan)	Westside Energy Corp.	103.00	103.00	3.2yr	2/23/2005
Petty, WynclIc	Westside Energy Corp.	132.50	132.50 .	3.2yr	2/23/2005
Pharris, Miriam	Westside Energy Corp.	98.37	9837	5.5	3/22/2004
Poe, Cullen B.	Wcstsidc Energy Corp.	122.00	• 40.66	5 yr	6/11/2003
Primula Inv, Ltd atm L. Cullen Moore	Westside Energy Corp.	574.62	307.00	Syr	5/17/2005
Primula Inv, Ltd ann L. Cullen Moore	Westside Energy Corp.	365.88	70.14	Syr	7/8/2005
Reece, Roth	Westside Energy Corp. .	641.10 .	496.10	Syr ,	623/2004
Shepherd, Victoria	Wcstsidc Energy Corp.	20.82	20.22	Syr	429/2004
Siddons, Julia, eta!	Westside Energy Corp. '	147.00	' 147.00	5yr	4/29/2004
Snider, Roger	Westside Energy Corp.	111.29	111.29	5.5yr	6/292004
Thurston	Westside Energy Corp.	166.80	'166.80	3-2 yr	8/4/2003
Wakefield, Claude	Westside Energy Corp.	33.00	3300	3-2yr	8/18/2004
Williford, Tony	Westside Energy Corp.	104.00	104.00	5-5yr	4/6/2004
Wilson, Joe	Westside Energy Corp.	232.00	232.00	3-2yr	8/182004
Wood, Kim & Brice	Westside Energy Corp.	3.94	3.94	, 3-2yr	9/30/2005 •
		8,849.93	6838.98
FOREST OIL CORPQRATION LEASES

Jessie J. Johnson	Associated Resources, Inc.	60.000	30.005		07/19/05
Hrovard 0. Daniel	Associated Resources, Inc,	60.000	30.000		07/19/05
Billy Bob WIlfong	Associated Resources, Inc.	200.000	200.000		0728/05
William L. Watson	Associated Resources, Inc.	25.911	25.911		08/33/05
James L. & Winnie A. Barnes	Associated Resources, Inc.	236.000	236.000		08/24/05
Talmage A. & Lynne I Duncan	Associated Resources, Inc.	40.000	16.751		08/17/05
Mary Barnett	Associated Resources, Inc.	271.760	271,760		0829/05
William M McDonald	Associated Resources, Mc,	158.000	158.000		09/14/05
James II. MOCUllars, d ux	Associated Resources, Inc.	43.560	43.560		09/16/05
Raymond Campbell III & Sarah C. Campbell	Associated Resources, Inc.	20.423	10.212		08/31/05
James C Ivey Jr Sc Madelyn B	Associated Resources, Inc.	191.680	191.680		09/15/05
William)) Greenhill	Associated Resources, Inc.	91.213	28.559		09/16/05
James 0 Greenhill	Associated Resources, Inc.	91.213	28,559		09/16/05
Travis W Greenhill	Associated Resources, leo,	91.213	28.559		09/16/05
Joe Richard Cunningham. or eni	Associated Resources, Inc.	106.059	106.059		09/16/05
Tommy Joe Burris. et ux	Associated Resources. Inc.	91.900	91.900		09/17/05
Gus C & Gwendolyn E Jones Sr	Associated Resources, Inc.	150.590	150.590		09/13/05
Gus G Jones. Jr	Associated Resources. Inc.	266.760	266.760		09/15/05
Gwendolyn Jones	Associated Resources, Inc.	83.700	83.700		09/15/05
Jo Nell Bryan	Associated Resources, Inc.	165.190	124.315		09/27/05
Jo Noll Bryan	Associated Resourees, Ire.	553.797	19.778		09/27/05
Gary L. & Karen .Nells	Associated Resources Inn.	20.000	20.000		09/18/05
Hudson Higatoweir	Associated Resources Inc.	542.856	19.389		09/29/05

07/14/2006

Exhibit "A"

Attached to that certain Joint Exploration Agreement dated June 26, 2006 between Forest Oil Corporation and Westside Energy Corporation.

13, M. Jeffries	Associated Resources, Inc.	542.856	19.389	09/29/05
Suzann Roland	Associated Resources, Inc.	542.856	19.389	09/29/05
SC & Wilma Ts Gregory	Associated Resources, Inc.	153.830	76.9I5	09/28/05
Dot Blitob	Associated Resources, Inc.	542.856	19.389	09/27/05
Janet Adair	Associated Resourees, Inc.	542.856	19.389	0929/05
Sarah Stewart	Associated Resources, Inc.	542.856	19.389	09/29/05
Tommy Hudson	Associated Resources, Inc.	553.797	19.780	09/29/05
Pat lefTSies	Associated Resources, Inc.	542.856	19.389	09/29/05
lorries A. Showers mid Stephen N. Smith	Associated Resources Inc.	40.000	40,000	09/14/05
James A. Showers and Martha Martin Caudle, Trustee of William B Martin Trust and Executrix of Mary Elizabeth Martin Estate	Associated Resources, Inc.	56.690	56.690	09/14/05
Arthur & Edna Seedorf	Associated Resources, Inc,	10.000	7.500	09/30/05
Dido Trust No I (Duke)	Associated Resources, Inc.	999.850	694310	09/01/05
Louis G. & Annie C. Thorpe	Associated Resources, Inc.	44,947	23.474	09/20/05
Doris M. Brooks	Associated Resources, Inc.	17.321	17,321	0924/05
Comerstone Land, LTD signed by Don Lane L.P. David Taylor, L.P.	Associated Resources, Inc.	542.856	271.430	0927/05
William A Spriggs	Associated Resources, Inc.	55,450	55.450	09/24/05
Debo,SIngle Sauer	Associated Resources. Inc.	542.856	19.289	09/29/05
Bill Yeager	Associated Resources, Inc.	542.856	19.389	09/29/05
Donald .1 and Julia B Breeding	Associated Resources. Ine.	104.100	104.100	10/13/05
Kaye Robitaillc	Associated Resources, Inc.	542.856	19.389	09/29/05
Kenneth C & Phyllis Moffett Hsgemsn	Associated Resources, Ina.	169.980	121.155	10/12/05
Joan Clark	Associated Resources, Inc.	542.856	19.389	09/29/05
Ann Hollace Ferguson	Associated Resource:, Inc.	138.000	131.000	10/23/05
James C Kimmel and wife Sue N Kimmel	Associated Resources, Inc.	111.211	55.609	0928/05
Betty Carroll Wills Edwards	Associated Resources, Inc.	184.000	174.000	11/13/05
Carol Ramseur	.kssociated Resources, Inc.	542.856	19.389	09/29/05
Elizabeth A Cole Living Tr Ag (Pi F6)	Associated Resources', Inc.	23.569	23.569	11/10/05
Deborah Ann Cole	Associated Resources, Inc.	18.721	18.721	1120/05
Glenn Ray & Kelly Cole	Associated Resources, lee.	5,000	5.000 .	11/20/05
Dells.R Bailey, at al	Associated Resources, inc.	400.330	400.330	01/24/04
George Bailey Jr	Associated Resources, Inc.	400.130	50.050	01/24/06
BenyBailey	Associated Resources, Inc.	400.330	50,040	0124/06
Linda Bailey	Associated Resources. Inc.	400.330	16.680	01/24/06
Danny Joe Bailey	Associated Resources, Inc.	400.330	16.680	(11/24/06
Sidney W Bailey	Associated Resources, Inc.	400.330	50.040	0124(06
lames Bailey	Associated Resources, Inc.	400.330	16,680	01124/06
Clifford E Williams	Associated Resources, Inc.	400.330	25.020	01/24/06
Jacqueline Bailey	Associated Resources, Inc.	401.330	16.680	01/24/06
Alicia Isebell Bailey	Associated Resources, Inc.	400.330	50.040	01/24/06
Allie M Elwell	Associated Resources, Inc. :	400.330	16.680	01/24/06
Ellis Bailey	Associated Resources, Inc.	400.330	50.040	01/24/06
Barbara W McMinn	Associated Resources, Inc.	400.330	25.020	01/24/06
Della R Bailey	Associated Resources, Inc.	400.330	16.680	01/24/06
Classics Sumner	Associated Resources. Inc.	91.130	22.920	01/23/06
George Bailey Jr	Associated Resources, Inc.	11.168	12,168	0124/06
Carter, Kral	Associated Resources, Inc.	30.000	30.000	02/22/06
Hoelscher .1r, Albert	Associated Resources, Inc.	66.000	16.500	02/23/06
Elliott, Gloria	Associated Resources, Inc.	83.500	15.656	02./18/06
-1.1nderwood,Wanda .	Associated Resources, Inc,	83,500	15.656	02/18/06
Los, Samantha	Associated Resources, Inc.	83.500	15.656	02/18/06
Wood, Sandra Lynn	Associated Resources, Inc.	83,500	15.656	02/10/06
Ramsey, Susan	Associated Resources, Inc. •	145.330	15.381	02/04/06
Bond, Bill	Associated Resources, Inc.	0.000 .	0.000	02/04/06
Hoelscher, Alan	Associated Resources. Inc,	66.000	16.500	02/27/06
Hoelscher, Phillip	Associated Resources, Inc.	66.000	16.500	03/01/06
Ott, Reba Nell	Associated Resources, Inc.	66.000	16.500	03/06/06
Montgomery Petroleum, Inc	Associated Resources, Inc.	106.900	24.052	03/06/06
Everett, Jeannine	Associated Resources, Inc.	83.000	20.750	03/09106
Sellars, Will itun A Jr	Associated Resources, Inc.	89.670	89,670	02/24/06
Christian, LaVcrnc	Associated Resources, Inc.	83.000	20.750	03/09/06
Everett, Dianna	Associated Resources, Inc.	83.000	20.750	03/10/06
Carter, Karl	Associated Resources, Inc.	83.000	20.750	02/22/06
Jodi S. Smith	Associated Resources, inc.	138.300	46.100	02/09/06
Dcsii Turner Sellars	Associated Resources, Inc.	138.300	46.100	03/27/06
Sydney P. Webb •	Associated Resources, Inc.	32.795	30.745	0327/06
Maggie Bill Clark	Msoci vied Resources, Inc.	32,795 138.300	30.745 46.100	03/27/06 02/09/06
John Patrick Sellers	Associated Resources, lee,
Dye, Howard D., Dye, Beverly 1. (TX Veterans band Board)	Associated Resources. Inc.	14.440	5.415	02/14/06
Lambert, Tony D.	Associated Resources. Inc.	11.141	11.141	04/24/06
Martin, Elisabeth	Associated Resources, Inc.	57.320	57.320	04/24/06
Richardson, Ronnie E., Richardien, Bobbie S.	Associated Resources, Inc.	3.010	3.610	04/12/06
Wall, Charles D.; Parker, Lorene Y.	Associated Resources, Inc.	52.180	52.180	04)24/06
Hvgan, Oil D.; Phyliss W.	Associated Resources, Inc.	16.028	8.015	04/20/06

07/14/2006

Exhibit "A"

Attached to that certain Joint Exploration Agreement dated June 26, 2006 between Forest Oil Corporation and Westside Energy Corporation.

Allen, Richard L.; Sandra L.	Associated Resources, Inc.	26.550	26.550	04/18/06
Tyra, Michael W. •	Associated Resources, Inc..	14.900	7.450	04/24/06
Walker, Tommy and Anne	Assoeiated Resources, Inc.	30,000	5.445	05/09/06
Walker, Brian	Associated Resources, Inc,	8.221	2.055	05/09/06
Cheatham, Michael P.	Forest Oil Corporation	106140	87.523	05/30/06
Cheatham, Michael M.	Forest Oil Corporation	26,465	26.465	05/30/06
Richardton,'Bobby W.	Forest 011 Corporation	49.940	24,970	05/24/06
Harper, Jr. Malcolm IC	Forest Oil Corporation	20.000	5.000	03/10/06
Ditto Trust No 1	Associated Resources:Inc,	188.183	62.727	05/24/06
Brad Copeland and Barry L. Copeland	Forest/ Oil Corporation	114,729	114,729	06/15/06
Mary F Kennedy	Adexco Production Company	128,000	128.000	06/30/134
Rick Pinner and Sarn Kay Pinner	Adexco Production Company	565340	565.340	07/28/04
		21686.759	6898.541